Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of FleetBoston Financial Corporation of our report dated January 21, 2003, relating to the consolidated financial statements of Progress Financial Corporation, which appears in Progress Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania

December 8, 2003